Exhibit 10.16
AMENDMENT NO. 1
TO THE
FOREST CITY ENTERPRISES, INC.
2005 DEFERRED COMPENSATION PLAN
FOR NONEMPLOYEE DIRECTORS
(As Amended And Restated Effective January 1, 2008)
     Forest City Enterprises, Inc. hereby adopts this Amendment No. 1 to the Forest City Enterprises, Inc. 2005 Deferred Compensation Plan for Nonemployee Directors (As Amended and Restated Effective January 1, 2008) (the “Plan”), effective as of the date this Amendment No. 1 is executed. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
     Article II, Section 4(i) of the Plan is hereby amended to read in its entirety as follows:
     “(i) Such Account will be credited with gains, losses, interest and other earnings based on investment directions made by the Participant, in accordance with investment deferral crediting options and procedures established by the Committee, which shall include procedures for prospective investment directions with respect to Fees that are to be deferred under the Plan. The Committee may change the investment deferral crediting options and procedures from time to time. Unless otherwise specified by the Committee, the investments in which a Participant’s Account may be deemed invested are (a) an interest bearing obligation specified by the Committee from time to time and (b) Class A Common Shares. Participants shall be permitted to reallocate the deemed investment of their Accounts between such deemed investment options only as and to the extent determined by the Committee. Any dividends deemed payable with respect to Class A Common Shares that are deemed credited to a Participant’s Account shall be credited to the Participant’s Account and shall be deemed reinvested in Class A Common Shares.”
II.
     Article II, Section 7 of the Plan is hereby amended to read in its entirety as follows:
     “7. Death of a Participant. In the event of the death of a Participant, the remaining amount of the Participant’s Account shall be paid to the Beneficiary or Beneficiaries designated in a writing on a form that the Committee may designate from time to time, (the ‘Beneficiary Designation’) in accordance with the Participant’s Payment Election, or in accordance with a special payment election filed by the Participant with the Committee at the same time as the Participant’s Payment Election under Section 5 or 6 of this Article is filed with the Committee that is to be operative and override any other payment election under the Participant’s Payment Election in the event of the death of the Participant. Any special payment election filed by a Participant subsequent to the filing of his or her initial Payment Election under Section 5 of this Article must meet such additional requirements as the Committee determines are appropriate to avoid the inclusion of the amounts subject to such special payment election in the gross income of a Participant or Beneficiary under Section 409A(a)(1) of the Code, including, without limitation, the requirements under Section 6 of this Article. A Participant’s Beneficiary Designation may be changed at any time prior to his or her death by the execution and delivery of a new Beneficiary Designation. The Beneficiary Designation on file with the Company that bears the latest date at the time of the Participant’s death shall govern. In the absence of a Beneficiary Designation or the failure of any Beneficiary to survive the Participant, the amount of the Participant’s Account shall be paid to the Participant’s estate in accordance with the elections made on the Participant’s Payment Election; provided, however, that to the extent permitted by Section 409A of the Code, payment of the Participant’s Account under the circumstances described in this sentence shall be made in the form of a lump sum in cash to the Participant’s estate within 90 days after the appointment of an executor or administrator. In the event of the death of the Beneficiary or Beneficiaries after the death of a Participant, the amount of the Participant’s Account shall be paid to the estate of the last surviving Beneficiary in accordance with the elections made on the Participant’s Payment Election or special payment election, as applicable; provided, however, that to the extent permitted by Section 409A of the Code, payment of the Participant’s Account under the circumstances described in this sentence shall be made in the form of a lump sum in cash to the Beneficiary’s estate within 90 days after the appointment of an executor or administrator.”
     EXECUTED at Cleveland, Ohio, this 17th day of December, 2009.

FOREST CITY ENTERPRISES, INC.
By:	/s/ Andrew J. Passen
	Title:	Executive Vice President of Human Resources